UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 25, 2025, Safe and Green Development Corporation (the “Company”) entered into an Membership Interest Purchase Agreement (the “Purchase Agreement”) with Resource Group US Holdings LLC, a Florida limited liability company (“Resource Group”), and the members of Resource Group (the “Equityholders”) to acquire 100% of the membership interests of Resource Group. Resource Group is a next-generation, full-service organic recycling and compost technology company specializing in transforming targeted organic green waste materials into engineered, environmentally friendly soil and mulch products. The purchase price for the membership interests of Resource Group is $480,000 in cash, the issuance of shares of the Company’s restricted common stock (the “Closing Shares”) equal to 19% of the Company’s outstanding shares of common stock at closing and a convertible note (the “Convertible Note”) in an amount to be determined at closing, convertible into shares of the Company’s restricted common stock subject to the receipt of the Company shareholder approval post-closing in accordance with Nasdaq rules. The Closing Shares and the shares of the Company’s common stock to be issuable under the Convertible Note will together equal 49% of the Company’s outstanding shares of common stock at closing. The transaction is expected to close early in the second quarter of 2025 subject to customary closing conditions and the completion of Resource Group’s audit.

The Purchase Agreement provides that the Company’s board of directors will be reorganized at closing such that four current directors will remain on the Company’s board of directors and three new directors will be appointed to the Company’s board of directors by Resource Group. The Purchase Agreement further provides that on or prior to the three-month anniversary of the closing, the Company will use its best efforts to have on file with and approved by the Securities and Exchange Commission an effective registration statement on Form S-1 or any other allowable form providing for the resale by the Equityholders on a pro rata basis of the Closing Shares issued to them.

The foregoing description of the Purchase Agreement and the transaction contemplated by the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On February 26, 2025, the Company issued a press release regarding the Resource Group transaction. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1+	Membership Interest Purchase Agreement, dated February 25, 2025, by and among Safe and Green Development Corporation, Resource Group US Holdings LLC and the members of Resource Group
99.1	Press Release issued by Safe and Green Development Corporation dated February 26, 2025
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

+	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safe and Green Development Corporation
Dated: February 27, 2025
	By:	/s/ Nicolai Brune
	Name:	Nicolai Brune
	Title:	Chief Financial Officer

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